UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 10, 2011
(Date of earliest event reported)

E MED HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	033-55254-36 --------------------------------	87-0485314 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Corporate Drive, Suite 234
Shelton, CT 06484
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(Address of principal executive offices) (Zip Code)

(203) 222-9333
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(Registrant’s telephone no., including area code)

34 South Clay Street, Millersburg, OH 44654
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01                      Entry into a Material Definitive Agreement.

On December 10, 2011, the Registrant’s President entered into a definitive Acquisition Agreement with Siyar Holding AG, a Swiss corporation, Pure Earth Holding Ltd., a Cyprus corporation, Total Invest International BV, a Netherlands corporation, Wistals Investment Group AG, a Swiss corporation, Vela Heleen Holding GMBH, a Swiss corporation, A van Buuren, an individual resident in the Netherlands, and Sec Attorneys, LLC a Connecticut limited liability company to acquire ACEM Holding AG, a Swiss company.

The Acquisition Agreement was approved by the Board of Directors unanimously On December 10, 2011 at a formal Board of Directors meeting held in Columbus, Ohio.  The Acquisition Agreement is subject to conditions prior to closing and to shareholders approval.

ACEM Holding AG owns all of the shares of ACCEM Madencihlik Ltd, a Turkish company that acquired from the Turkish state authorities a permit to mine in the county of Merkez, in the north of the village Azikan (Yazibasi) a surface of 490 hectors for the exploration of manganese ore, which according to EMCP AG who performed an expert assessment of the manganese deposit, has a present deposit value of approximately 94.8 million Euros or about $126.4 million U.S. Dollars.

In accordance with the Acquisition Agreement, the Registrant will deliver at Closing post ten to one reverse split of existing shareholders a ninety five (95%) percent interest in the Registrant in the form of One Hundred Twenty Million (120,000,000) newly issued common shares of EMed shares in the name of the Sellers in accordance with the schedule in the Acquisition Agreement whereby after closing the Registrant shall have a total of One Hundred Twenty Six Million (126,000,000) issued and outstanding shares.  Share issued to Pure Earth Holding Ltd., Total Invest International BV, Wistals Investment Group AG, and Vela Heleen Holding GMBH shall be non-dilutive.

In accordance with the Acquisition Agreement, at closing which is scheduled for December 31, 2011 or as soon as approved by the shareholders, is subject to the following conditions.

1.	At closing the Registrant shall have no assets or liabilities other than those owed to governmental agencies.
2.	Reinstatement of the Registrant in the State of Nevada.
3.	Appointment Standard Registrar & Transfer Company, Inc. of Draper, Utah as the new transfer agent.
4.	Approve a ten to one (10:1) reverse split of all existing Shareholders
5.	Increase the authorized common shares from Fifty (50,000,000) million to Two Hundred (200,000,000) million.
6.	Change the name of the Registrant to Acem Holdings, Inc.
7.	Spinoff its subsidiary E Med Sub, Inc. a Delaware corporation and any and all other existing assets and operations of EMed prior to or immediately after closing.
8.
Negotiate and settle all other existing debts of EMed for newly issued shares of EMed whereby at closing no more than Six Million (6,000,000) common shares post ten to one reverse split are issued and outstanding to all shareholders other than the current shareholders of ACEM Holding AG.

9.
At Closing, Donald Sullivan and Ron Alexander shall resign, and Frans van Rijn shall be elected to the Board of Directors and serve as its Chief Executive Officer and Richard Fokker shall be elected to the Board of Directors and serve as its Chief Financial Officer.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                 Financial Statement and Exhibits.

Exhibit 10                           Acquisition Agreement Dated December 10, 2011 to acquire ACEM Holding AG

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

E MED FUTURE, INC.
(Registrant)

Date: April 16, 2012	By: /s/ DONALD SULLIVAN
Donald Sullivan
President and
Chairman of the Board
(Duly Authorized Officer)